UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4260 U.S. Route 1 Monmouth Junction, New Jersey	08852
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01	Entry into a Material Definitive Agreement

Registered Direct Offering of Shares

On June 22, 2020, Outlook Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors, pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of 8,407,411 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $1.215 per share, for aggregate gross proceeds to the Company of approximately $10.2 million, before deducting fees payable to the placement agent and other estimated offering expenses payable by the Company (the “Offering”). The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with the Securities and Exchange Commission on June 3, 2019, as amended, and was declared effective on June 26, 2019 (File No. 333-231922) (the “Registration Statement”) and a prospectus supplement thereunder. The Offering is expected to close on or about June 24, 2020, subject to the satisfaction of customary closing conditions.

Placement Agent Warrants

Pursuant to a letter agreement dated as of June 2, 2020 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the Offering. The Company agreed to pay Wainwright a cash fee of 7.0% of the aggregate gross proceeds in the Offering. The Company also agreed to pay Wainwright an additional 1.0% of the aggregate gross proceeds in the Offering as a management fee and to pay Wainwright for certain expenses in connection with the Offering in an aggregate amount not to exceed $147,900 (including non-accountable expenses of $35,000 and a clearing fee of $12,900). In addition, Wainwright will also receive warrants (the “Placement Agent Warrants”) in an amount equal to 7.0% of the aggregate number of Shares sold in the Offering, or 588,519 shares of Common Stock, at an exercise price of $1.51875 per share and a 5-year term.

Syntone Private Placement

On June 22, 2020, the Company entered into a securities purchase agreement with Syntone Ventures LLC, a significant stockholder of the Company (the “Syntone Purchase Agreement”), pursuant to which the Company agreed to sell and issue 823,045 shares of Common Stock (the “Syntone Shares”) at a purchase price of $1.215 per share, for aggregate gross proceeds to the Company of approximately $1.0 million (the “Syntone Private Placement”).

The Syntone Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registration Statement, and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Syntone Private Placement is expected to close on or about July 21, 2020, subject to the satisfaction of customary closing conditions.

The foregoing descriptions of the Purchase Agreement, the Engagement Letter, the Placement Agent Warrants and the Syntone Purchase Agreement are not complete, and each description is qualified in its entirety by reference to the full text of the Purchase Agreement, the Engagement Letter, the Placement Agent Warrants and the Syntone Purchase Agreement, copies of which are filed as Exhibits 10.1, 10.3, 4.1 and 10.2 respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 8.01	Other Events

On June 23, 2020, the Company issued a press release announcing the various transactions described herein. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Placement Agent Warrant.
5.1	Opinion of Cooley LLP.
10.1	Form of Securities Purchase Agreement, dated June 22, 2020, by and among the Company and the purchasers named therein.
10.2	Securities Purchase Agreement, dated June 22, 2020, by and between the Company and Syntone Ventures LLC.
10.3	Engagement Letter, dated June 2, 2020, by and between the Company and H.C. Wainwright & Co., LLC.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release, dated June 23, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: June 23, 2020	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer